SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 16, 2004

                     FIRST FEDERAL FINANCIAL SERVICES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Federal                      000-50820               37-1413556
-----------------------------     ---------------------     ------------------
(State or Other Jurisdiction)     (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)


300 St. Louis Street, Edwardsville, Illinois                             62025
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:  (618) 656-6200
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01       Entry into a Material Definitive Agreement.

     On December 16, 2004, First Federal Savings and Loan Association of Edwardsville ("First Federal"), the savings association subsidiary of First Federal Financial Services, Inc. (the "Company"), entered into a Supervisory Agreement with the Office of Thrift Supervision ("OTS") to facilitate corrective actions concerning certain regulatory compliance issues, including violations of the Bank Secrecy Act ("BSA"). In addition, the OTS assessed civil money penalties against First Federal in the amount of $7,700 for First Federal's failure to purchase and maintain flood insurance in an appropriate amount on 14 loans and First Federal's failure to obtain signed and dated flood notices from the borrowers on eight loans.

     The entering into the Supervisory Agreement was based upon First Federal's August 2004 Report of Examination in which the OTS concluded that grounds existed for the inititation of an administrative proceeding against First Federal. Without admitting or denying that such grounds existed, First Federal determined to enter into the Supervisory Agreement to cooperate with the OTS and as evidence of First Federal's intent to comply with all applicable laws and regulations and engage in safe and sound practices.

     Pursuant to the terms of the Supervisory Agreement, First Federal agreed as follows:

     (1) To adopt an anti-money laundering and BSA compliance program that ensures compliance with its requirements and that, among other things, requires the accurate and timely completion and filing of Currency Transaction Reports, designates a primary BSA officer, provides for annual independent testing by a qualified third party of the BSA compliance program, provides First Federal personnel with comprehensive BSA training, and provides for internal controls to ensure First Federal's ongoing compliance with its BSA compliance program.

     (2) To adopt a Customer Identification Program and an Office of Foreign Assets Control policy.

     (3)  To  develop  and  implement  a  comprehensive   training  program  for
          operational and supervisory adherence to the requirements of the BSA and regulations thereunder.

     (4) To review and amend its Flood Disaster Protection Act policies and procedures to ensure that appropriate flood insurance is obtained and maintained upon all properties securing a loan from First Federal. The First Federal board of directors will review all loans made on or after March 1, 2001 to ensure that all loans subject to the Flood Disaster Protection Act and regulations thereunder comply with such laws and regulations.

     (5) To comply with the requirement of the Equal Credit Opportunity Act, including the nondiscriminatory loan underwriting standards thereunder, and to review its business practices and least annually to ensure compliance therewith.

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     (6)  At least  annually,  to require First  Federal's  security  officer to
          report  to  the  board  of   directors  on  the   administration   and
          effectiveness of First Federal's security program as required by the Bank Protection Act.

     (7) For the board of directors of First Federal to appoint a regulatory compliance committee of at least three directors, the majority of whom must be independent, to monitor and coordinate compliance with the Supervisory Agreement and to submit to the full board quarterly written progress reports and actions taken to comply with the Supervisory Agreement. The progress reports must be signed by each director and filed with the OTS Regional Director.

     The Supervisory Agreement will remain in effect until terminated, modified or suspended in writing by the OTS.

     The Company believes that First Federal will be able to adopt and implement the various plans, policies and procedures required by the Supervisory Agreement. However, a failure to comply with the Supervisory Agreement could result in the initiation of a formal enforcement action by the OTS, including the imposition of additional civil money penalties. While the Supervisory Agreement is expected to result in additional regulatory compliance expenses for the Company, the amount of such expenses is not anticipated to have a material financial impact on the Company. However, the Supervisory Agreement may have the effect of limiting or delaying First Federal's and the Company's ability to obtain regulatory approval for certain expansionary activities, including branch expansion and acquisitions.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Supervisory Agreement included in this filing as Exhibit 10.1.

Item 9.01       Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits: The following exhibit is being furnished herewith:

      Exhibit No.          Exhibit Description
      -----------          -------------------

         10.1              Supervisory Agreement dated December 16, 2004.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          FIRST FEDERAL FINANCIAL SERVICES, INC.


DATE:  February 4, 2005            By:   /s/ Larry W. Mosby
                                         --------------------------------------
                                         Larry W. Mosby
                                         President and Chief Executive Officer